Exhibit T3A-16.1

OFFICIAL TRANSLATION

I, undersigned, lic. Karel Thijs, LL.M., certify that I am a sworn translator with the Court of First Instance of Aruba, and that the following English text, comprising 19 (nineteen) pages, is a true and accurate translation of the original document in Dutch.

Mr.I M. Maartense civil-law notary P.O. Box 83 Bonaire (Netherlands Antilles) telephone: (599) 717 8540 fax: (599) 717 8054

Today, the twenty-third of January two thousand one, appeared before me, Mr. Maarten Maartense, civil-law notary in Bonaire, Mr. Alvin Dennis Obersi, corporate director, living in Bonaire at the address Kaya Jatu Baku 23, identifying himself with driver’s license number 6577, issued in Bonaire, born in Curasao on the twenty-third of April nineteen hundred sixty-three, married. The person appearing stated that he hereby forms a corporation (in Dutch: naamloze vennootschap), which will be governed by the following

ARTICLES OF INCORPORATION

NAME AND REGISTERED OFFICE

Article 1

1. The name of the corporation is: ANTILLIANO POR N.V.

In its dealings with foreign countries, the corporation may refer to itself as:

ANTILLIANO POR INC.

2. The corporation has its registered office in Bonaire.

PURPOSE

Article 2 The purpose of the corporation is:

1. Operating a (wireless) international telecommunications network.

2. Importing, trading in, selling, assembling, and developing telecommunications equipment and parts of such equipment.

3. Doing business as a telecommunications equipment leasing company.

4. Acting as an insurance broker, both on its own behalf and on behalf of third parties, in the telecommunications industry.

5. Giving advice in the field of telematics.

6. Working together with, participating in, and managing other enterprises with the same purpose or a similar or related purpose.

The corporation may do anything related to the above in the widest sense of the word.

TERM

Article 3

The corporation has been formed for an indefinite time.

__________________

I “Mr.” (in Dutch), short for “meester”, was the title formerly awarded to people with a law degree. (Translator’s note.)

CAPITAL AND SHARES

Article 4

1. The authorized capital of the corporation is FIFTY THOUSAND NETHERLANDS ANTILLEAN GUILDERS (ANG 50,000.00), divided into fifty (50) shares with a nominal value of one thousand Netherlands Antillean guilders (ANG 1,000.00) each, of which ten (10) shares have been subscribed at the time of the incorporation.

2. The issuance of shares, the time of issuance, the issuance price of new shares—which will not be below par—, and the time of payment will be decided by the board of managing directors. 3. New shares will be made available preferentially to existing shareholders, in proportion to the shares owned by each of them.

4. The board of managing directors may enter into agreements as mentioned in Article 60 of the Commercial Code of the Netherlands Antilles without an order from the general meeting of shareholders.

5. The corporation may acquire paid-up shares in its own capital under onerous title on its own behalf, provided that at least twenty percent of its authorized capital remains in the hands of persons other than the corporation itself.

6. No voting rights or preemptive rights can be exercised for shares possessed by the corporation in its own capital, and no profit or liquidation balance will be distributed on such shares, nor will they be considered for determining the presence of a quorum at any shareholder meeting.

Article 5

1 The shares will be registered and will be numbered starting from one.

2. At a shareholder’s request, stock certificates may be issued to represent share ownership.

3. At a shareholder’s request, stock certificates may be issued representing several shares simultaneously. The holder of such stock certificates may request at any time that they be exchanged for stock certificates representing a different number of shares.

Stock certificates will be signed by a managing director

Article 6

1. If a shareholder has proven to the satisfaction of the board of managing directors that a stock certificate belonging to him or her has been lost or destroyed, duplicate certificates may be issued at this shareholder’s request, subject to such conditions and subject to such guarantees as the board of managing directors will decide

The issuance of new stock certificates, which will be marked as duplicates, will void the original ones.

2. Damaged stock certificates may be exchanged for new ones by the board of managing directors. Damaged stock certificates that have been handed in must be destroyed by the board of managing directors immediately.

3. All expenses associated with the issuance of duplicates or new documents will be charged to the person requesting them, and must be advanced by this person when so requested.

Article 7

1. Shares will be entered into a register maintained by the board of managing directors. An entry will state the shareholder’s name, the shareholder’s place of residence or chosen domicile, and the quantity of shares, along with their numbers.

2. Every transfer and transmission of a share will be entered into the register.

3. Shares will be delivered either through the service of a deed of delivery upon the corporation or through the written recognition of the transfer by the corporation.

4. If no stock certificate has been issued, the register entry required under paragraph 2 will be regarded as a written recognition of the transfer by the corporation. If a stock certificate has been issued, the recognition must be effected by means of a note on the stock certificate concerned.

5. Every register entry and every note on a stock certificate as referred to earlier will be signed by a managing director.

Article 8

1. Shares can only be transferred subject to the following provisions.

2. When a shareholder wishes to alienate one or more of his or her shares, the shareholder must first offer such share(s) to the other shareholders, and notify this to the board of managing directors by certified letter, accurately stating the numbers of the shares and the price at which he or she wishes to alienate them.

3. Within fourteen days after receiving the certified letter, the board of managing directors will give notice of its contents to the other shareholders.

4. Any shareholder may then, within one month after this notice, inform the board of managing directors that he or she wants to buy one or more of the shares offered, at the price quoted for such share(s), or that he or she wants the shares to be valued.

5. In the first case, if none of the shareholders has requested a valuation, the shareholder offering the shares—unless he or she then withdraws his or her offer with regard to all the shares offered— will have an obligation to transfer the shares, against cash payment of the purchase price quoted, to the persons who want to buy them, provided that all the shares offered are taken over.

6. If one or more shareholders want a valuation, they will designate an auditor, in consultation with the shareholder offering the shares, to carry out such valuation. In case the parties fail to reach agreement on the appointment of the auditor, the auditor will be appointed by the Court of First Instance at the request of the most diligent party.

7. Within one month after having been appointed, the auditor will inform the board of managing directors in writing of the value assessed by the auditor. Immediately after receiving this information, the board of managing directors will inform the shareholders of this value by certified letter.

8. Within one month after the announcement of the value thus assessed, any of them may inform the board of managing directors that he or she wants to buy one or more of the shares offered, at either the assessed value or the price originally quoted, in which case the shareholder offering the shares, unless he or she then withdraws his or her offer with regard to all the shares offered, or unless the assessed value is lower than the price originally quoted, will have an obligation to transfer the shares to the shareholder(s) in question, against cash payment of the value or price which the shareholder(s) has/have chosen, provided that all the shares offered are taken over.

9. If the assessed value is lower than the price originally quoted, the shareholder offering the shares will have the right to withdraw his or her offer and keep his or her shares.

10. If several shareholders state that they are willing to buy shares as described above, whether or not following a valuation, the shares will be allotted by the board of managing directors in proportion to the number of shares held by each shareholder, while, if and to the extent such allotment is impossible, the shares will be allotted by drawing lots.

11. If the shareholders have not, within the time limit set, used their right of purchase with regard to all the shares offered, whether without a valuation or following one, the shareholder offering the shares will be free, for a period of six months, to transfer his or her shares at either the price quoted by him or her or the assessed price, but not at a lower price, unless the corporation itself resolves to buy all, or the remainder of, the shares offered, whether without a valuation or following one.

12. If - as a result of a shareholder’s death - as a result of allotment in the event of a division, or - in any way other than by transfer ownership of a share has been acquired by one or more individuals or legal entities, such individuals or legal entities, to the extent they are not a shareholder’s husband/wife or legal blood relatives in the direct descending line, or to the extent they are not shareholders themselves, will have an obligation to inform the board of managing directors of said acquisition in writing and to offer the shares for sale in the manner provided in this Article within six months, it being understood, however: - that if the shareholders have not used their right of purchase in relation to all the shares offered, the shareholder offering the shares may keep the shares, unless the corporation itself resolves to buy all, or the remainder of, the shares offered, whether without a valuation or following one; --- - that, if the assessed value is lower than the offering price, the shareholder offering the shares will not be allowed to back away from the transfer.

13. If, in the cases provided earlier in paragraphs 11 and 12 of this Article, the corporation resolves to buy all, or the remainder of, the shares offered, the corporation will compensate the shareholder offering the shares for any tax disadvantage which the shareholder may suffer as a result of the transfer of the shares to the corporation rather than to a third party.

14. If, following a warning, a shareholder fails to cooperate in carrying out all or part of the acts referred to in this Article, the corporation will be irrevocably authorized to do, on behalf of the defaulting shareholder, anything that may be necessary to complete such sale and transfer, and a new stock certificate may be issued, bearing the same number as the stock certificate of the defaulting shareholder.

15. As a result, the stock certificate in question of the last-mentioned shareholder will become worthless in relation to the corporation.

16. The authority, mentioned in this Article, of a shareholder offering shares for sale to withdraw this offer will expire one month after the day on which this shareholder learns how many of the shares have been allotted to each of the prospective buyers, and what price was established.

MANAGEMENT Article 9

1. The corporation will be managed by a board composed of one or more managing directors. 2. Managing directors will be appointed by the general meeting of shareholders and may be suspended or dismissed by this meeting at any time.

3. Each of the managing directors is authorized to represent the corporation vis-a-vis third parties, also in the event of a conflict of interest between a managing director and the orporation.

4. Without prejudice to its own responsibility, the board of managing directors may appoint attorneys-in-fact.

5. Any managing director may give another managing director a mandate and power of attorney to represent him or her in his or her capacity as managing director.

6. In the event one or more of the managing directors is/are absent or unable to act in that capacity, the entire management will reside with the remaining managing director(s); in the event all managing directors are absent or unable to act in that capacity, the corporation will temporarily be managed by a person designated for this purpose by the general meeting of shareholders. In the latter case, the person designated by the general meeting will call a general meeting of shareholders as soon as possible in order to provide permanent management. As long as this has not occurred, any management actions of the designated person will remain limited to those that cannot be postponed, and the corporation will be represented vis-a-vis third parties by the aforementioned designated person.

7. The general meeting of shareholders may establish rules and regulations to regulate the duties and powers of managing directors in more detail.

8. The board of managing directors will meet whenever at least one managing director expresses the wish to meet, at such location as the board of managing directors may decide from time to time. The meeting of the managing directors itself will designate somebody to preside over it. Resolutions of the board of managing directors will be adopted by a majority of votes.

9. The remuneration of the managing directors will be decided by the general meeting of shareholders.

GENERAL MEETING OF SHAREHOLDERS

Article 10

1. General meetings of shareholders will be held in Bonaire or Curasao.

2. The annual general meeting of shareholders will be held within nine months after the end of the corporation’s fiscal year. At this meeting, among other business, the board of managing directors will report on the course of the corporation’s business and the management conducted in the past fiscal year, and the balance sheet and income statement will be approved

Article 11

1. Equal authority to call a general meeting of shareholders lies with each of the managing directors and with shareholders together representing at least ten percent of the subscribed capital.

2. Shareholders will be called to the general meeting by certified letter sent to the address stated in the shareholder register at least five days before the day on which the meeting will be held, not including the day of the convocation nor the day of the meeting. The convocation notice will include the agenda of the meeting. About items in relation to which the foregoing was disregarded, lawful resolutions can always be adopted if such resolutions are adopted unanimously at a meeting where the entire subscribed capital is represented.

3. General meetings will be presided over by a person designated by the meeting.

4. Shareholders may be represented at a meeting by a proxy appointed in writing.

5. All resolutions of the general meeting of shareholders will be adopted by a majority of votes, unless these Articles of Incorporation provide otherwise.

6. In relation to any topic that is put to the vote, every share confers the right to cast one vote.

7. Valid votes may also be cast for shares of any persons who, in a capacity other than that of shareholder, would be granted any right in relation to the corporation, or would be released from any obligation to the corporation, as a result of the resolution to be adopted.

8. The proceedings of general meetings of shareholders will be recorded in minutes, which will be signed by the person who presided over the meeting and a shareholder, or shareholder’s proxy, who was present at the meeting.

RESOLUTIONS ADOPTED BY SHAREHOLDERS WITHOUT A MEETING

Article 12

In accordance with Article 102 of the Commercial Code of the Netherlands Antilles, any resolutions that can be adopted by the general meeting of shareholders can also be validly adopted by the shareholders without a meeting, provided that such resolutions have been recorded in writing and have been signed by all shareholders.

FISCAL YEAR

Article 13

The corporation’s fiscal year coincides with the calendar year.

ANNUAL FINANCIAL STATEMENTS

Article 14

1. Within eight months after the end of the fiscal year, the board of managing directors will offer to the shareholders the balance sheet and income statement for the past fiscal year, along with explanatory notes stating by what standard the corporation’s movable and immovable property have been valued. The balance sheet, income statement, and explanatory notes will be signed by all managing directors. If the signature of any of them is missing, the reason for this will be noted on these records.

2. The balance sheet, income statement, and explanatory notes will be available for inspection to the shareholders or their proxies at the offices of the corporation as of the day of the convocation to the general meeting at which those records are to be approved, until the end of that meeting.

3. The balance sheet and income statement will be approved by the annual general meeting of shareholders. Approval of the balance sheet and income statement will discharge the board of managing directors from liability for the management conducted in the past fiscal year, to the extent reflected in the submitted records, without prejudice to the provisions of Article 116 of the Commercial Code of the Netherlands Antilles.

PROFIT DISTRIBUTION

Article 15

1. Any profit reflected in the approved income statement will be entirely at the disposal of the general meeting of shareholders.

2. The general meeting of shareholders will decide what part of the profit, if any, is to be held in reserve.

3. The board of managing directors may at any time distribute interim dividends as an advance payment on projected dividends.

4. If the approved income statement for a particular year shows a loss that cannot be absorbed by any reserve or offset otherwise, no profit will be distributed in subsequent years as long as such loss has not been recovered.

AMENDMENT OF THE ARTICLES OF INCORPORATION, AND DISSOLUTION

Article 16

1.  Resolutions to amend the Articles of Incorporation or dissolve the corporation can only be adopted by a majority of at least three-fourths of the votes cast at a general meeting of shareholders where at least two-thirds of the subscribed capital is represented.

2. If the required capital is not represented at this meeting, a second meeting will be called, to be held within two months after the first one, at which second meeting—regardless of capital represented—valid resolutions can be adopted on those items by a majority of at least three-fourths of the votes cast.

3. In the event of dissolution of the corporation, its liquidation will be carried out under such provisions as the general meeting of shareholders will decide. In conclusion, the person appearing stated:

- that the corporation’s first fiscal year starts today and ends on the thirty-first of December two thousand one;

- that the aforementioned founder holds ten (10) shares in the corporation’s capital, which will be paid up;

- that the corporation’s first board of managing directors is made up of the aforementioned founder; - that the corporation’s registered office is located at the address Kaya Grandi 72, Bonaire;

- that, in relation to a draft of this deed, the Minister of Justice granted a no-objection certificate, as evidenced by ministerial decree number 87/N.V. dated the seventeenth of January two thousand one.

The person appearing is known to me, the civil-law notary, and the identity of the person appearing involved in this deed was verified by me on the basis of the aforementioned document, which was shown for this purpose.

WHEREOF THIS DEED, drawn up in one original copy, was executed in Bonaire on the date mentioned at the beginning of this deed.

After the contents of this deed had been summarized to the person appearing, she stated that she is familiar with those contents and does not need the deed to be read to her in its entirety.

Immediately following a limited reading to the person appearing, this deed was signed by the person appearing and by me, the civil-law notary.

(Signed) Alvin D. Obersi; Mr. M. Maartense;

ISSUED AS A TRUE COPY!

Today, the seventeenth of March two thousand six, appeared before me, mr. Maarten Maartense, civil-law notary in Bonaire, Mr. Alvin Dennis Obersi, corporate director, living in Bonaire at the address Kaya Jatu Baku 23, identifying himself with driver’s license number 6577, issued in Bonaire, born in Curasao on the twenty-third of April nineteen hundred sixty-three, married. The person appearing stated that, as evidenced by a resolution of the shareholder of ANTILLIANO POR N.V., a corporation registered in Bonaire, which appears in the Trade Register of the Bonaire Chamber of Commerce and Industry under number 4250, a resolution was adopted to amend the corporation’s Articles of Incorporation as detailed below, while he, the person appearing, was given the authority to carry out this amendment.

Said resolution has been attached to the original of this deed.

Pursuant to the aforementioned resolution, the person appearing stated that he amends the corporation’s Articles of Incorporation as follows:

Article 4, paragraph 1, is repealed and replaced with a new Article 4, paragraph 1, which reads: - Article 4

“1. The corporation is a legal entity with one or more registered shares, one hundred (100) of which, with a nominal value of one hundred Netherlands Antillean guilders, have been subscribed at the time of this amendment to the Articles of Incorporation.”

The person appearing is known to me, the civil-law notary, and the identity of the person appearing involved in this deed was verified by me on the basis of the aforementioned documents, which were shown for this purpose.

WHEREOF THIS DEED! drawn up in ONE ORIGINAL COPY, was executed in Bonaire on the date mentioned at the beginning of this deed.

After the contents of this deed had been summarized to the person appearing, he stated that he has taken note of those contents and does not need the deed to be read to him in its entirety.

Immediately following a limited reading to the person appearing, this deed was signed by the person appearing and by me, the civil-law notary.

[2 illegible signatures]

ANTILLIANO POR N.V.
(“the corporation”)
registered in Bonaire

SHAREHOLDER RESOLUTION

The shareholder has decided to amend the Articles of Incorporation as detailed in the draft, [and] next to designate the corporation’s managing director to carry out that amendment, have the deeds prepared, and sign them.

Bonaire, March 17, 2006.

[illegible signature]

A.D. Obersi

BONAIRE CHAMBER OF COMMERCE AND INDUSTRY TRADE REGISTER
NETHERLANDS ANTILLES

EXTRACT from the record of the corporation ANTILLIANO POR N.V., registered in BONAIRE registered under No. 4250

Trade name: “ANTILLIANO POR”

“DIGICEL BONAIRE”

Name of the corporation: ANTILLIANO POR N.V.

Date of registration in the Trade Register: January 23, 2001

Date of the deed of incorporation: January 23, 2001

Business establishment license: Yes.

Date of latest amendment to the Articles of Incorporation: -0-

Purpose:

The purpose of the corporation is:

1. Operating a (wireless) international telecommunications network.

2. Importing, trading in, selling, assembling, and developing telecommunications equipment and parts of such equipment.

3. Doing business as a telecommunications equipment leasing company.

4. Acting as an insurance broker, both on its own behalf and on behalf of third parties, in the telecommunications industry.

5. Giving advice in the field of telematics.

6. Working together with, participating in, and managing other enterprises with the same purpose or a similar or related purpose.

The corporation may do anything related to the above in the widest sense of the word.

Capital:

Subscribed capital: ANG 10,000.00.

Managing directors:

Alvin Dennis Obersi, living in Bonaire, Kaya Jatu Baku 23, born in Curasao on April 23, 1963, of Dutch nationality, as Managing Director.

Office registered at: Kaya Grandi 26

To: The interested party

The costs of this record are ANG 17.50

Bonaire, March 29, 2007

The Secretary,

[illegible signature]

[Chamber of Commerce and Industry stamp]

ISLAND TERRITORY OF BONAIRE

Island decree of November 15, 2001, No. 2
(archive 7999/01)

Having read:

the application dated January 23, 2001, filed by mr. Maarten Maartense, civil-law notary in Bonaire, for the issuance of a business establishment license to the corporation ANTILLIANO POR N.V.

Considering

that there is no objection to granting the application;

Having regard to:

the Business Establishment Regulations (A.B. 1991, No. 29),

HAS DECIDED:

to issue to the corporation ANTILLIANO POR N.V. a license for establishing and operating a business at the address Kaya Grandi 72 in Bonaire, for the purpose of:

1.	operating a wireless international telecommunications network

2.	importing, trading in, selling, assembling, and developing telecommunications equipment and parts of such equipment;

3.	doing business as a telecommunications equipment leasing company;

4.	acting as an insurance broker, both on its own behalf and on behalf of third parties, in the telecommunications industry;

5.	giving advice in the field of telematics;

6.	working together with, participating in, and managing other enterprises with a similar or related purpose; subject to the following condition:

a.	the purposes listed under 2 and 3 may only be pursued in connection with activities related to point 1 of the business establishment license; and, additionally, under the following conditions;

1.	the shares of the corporation must be registered, numbered consecutively, and entered, together with the data of the holders (surname, first names, date and place of birth, occupation, and home address), into a register created and maintained for this purpose by the board of managing directors;

2.	the same rights and obligations must be, and remain, attached to all the shares;

3.	the register referred to under point 1 must at all times be available for inspection to the Lieutenant Governor of the Island Territory and one or more officials to be designated for this purpose by the Lieutenant Governor;

4.	any sale of shares of the corporation must be reported to the Executive Council it being understood that:

this license does not imply that other statutory provisions in effect in Bonaire have also been satisfied.

Thus approved on the date of this Island Decree, and signed on November 15, 2001.

the acting Lieutenant Governor	the acting Secretary,
[illegible signature]	[illegible signature]

3422/mf

Today, the twenty-eighth of December two thousand ten, appeared before me, mr. Aniek Huberta Schouten de Campos, junior civil-law notary, living in Bonaire, appointed to fill in for mr. Maarten Maartense, civil-law notary in the public body of Bonaire:

Ms. Mayra Paulina Frans, living in Bonaire, identifying herself with ID number 1971.06.07.60, issued in Bonaire, born in Curasao on the seventh of June nineteen hundred seventy-one, unmarried.

The person appearing stated:

that, as evidenced by a resolution of the shareholder of ANTILLIANO POR N.V., a corporation registered in Bonaire, which appears in the Bonaire Chamber of Commerce and Industry Trade Register under number 4250, it was resolved to amend the corporation’s Articles of Incorporation as detailed below, and to authorize her, the person appearing, to carry out that amendment.

Said resolution has been attached to the original of this deed.

Pursuant to the aforementioned resolution, the person appearing stated that she amends the corporation’s Articles of Incorporation as follows:

Article 9, paragraph 1, is repealed and replaced with a new Article 9, paragraph 1, which reads:

Article 9

“1. General meetings of shareholders will be held in Curasao.”

The person appearing is known to me, the acting civil-law notary, and the identity of the person appearing involved in this deed was verified by me on the basis of the aforementioned documents, which were shown for this purpose.

WHEREOF THIS DEED, drawn up in one original copy, was executed in Bonaire on the date mentioned at the beginning of this deed.

After the contents of this deed had been summarized to the person appearing, she stated that she has taken note of those contents and does not need the deed to be read to her in its entirety.

Immediately following a limited reading to the person appearing, this deed was signed by the person appearing and by me, the acting civil-law notary.

(signatures follow)

ISSUED AS A TRUE COPY by me, mr. Aniek Huberta Schouten de Campos, junior civil-law notary, appointed to fill in for mr. Maarten Maartense, civil-law notary in the public body of Bonaire, today, December 28, 2010.

[illegible signature] [stamp:]

Mr. M. MAARTENSE

CIVIL-LAW NOTARY in BONAIRE

Continuous text of the Articles of Incorporation of the corporation ANTILLIANO POR N.V. following the amendments of March 17, 2006, April 24, 2007, July 15, 2008, and December 28, 2010.

[illegible seal]

[illegible signature]

mr. Aniek Huberta Schouten de Campos, junior civil-law notary, living in Bonaire, appointed to fill in for mr. Maarten Maartense, civil-law notary in the public body of Bonaire.

ARTICLES OF INCORPORATION

NAME AND REGISTERED OFFICE

Article 1

1. The name of the corporation is: ANTILLIANO POR N.V.

In its dealings with foreign countries, the corporation may refer to itself as:

ANTILLIANO POR INC.

2. The corporation has its registered office in Bonaire.

PURPOSE

Article 2

The purpose of the corporation is:

1. Operating a (wireless) international telecommunications network.

2. Importing, trading in, selling, assembling, and developing telecommunications equipment and parts of such equipment.

3. Doing business as a telecommunications equipment leasing company.

4. Acting as an insurance broker, both on its own behalf and on behalf of third parties, in the telecommunications industry.

5. Giving advice in the field of telematics.

6. Working together with, participating in, and managing other enterprises with the same purpose or a similar or related purpose.

The corporation may do anything related to the above in the widest sense of the word.

TERM

Article 3

The corporation has been formed for an indefinite time

CAPITAL AND SHARES

Article 4

1. The corporation is a legal entity with one or more registered shares, one hundred (100) of which, with a nominal value of one hundred Netherlands Antillean guilders, have been subscribed at the time of this amendment to the Articles of Incorporation.

2. The issuance of shares, the time of issuance, the issuance price of new shares—which will not be below par—, and the time of payment will be decided by the board of managing directors.

3. New shares will be made available preferentially to existing shareholders, in proportion to the shares owned by each of them.

4. The corporation may acquire shares in the corporation on its own behalf on condition that, at all times, at least one (1) share is issued to, and remains in the hands of, third parties. The authority to acquire such shares lies with the board of managing directors.

5. The purchase price cannot be paid to the shareholders if, as a result of such payment, the corporation’s capital would become negative.

6. No voting rights can be exercised, and no type of preference can be given for shares owned by the corporation, and no profit, or credit balances left after liquidation of the corporation, can be distributed on such shares. They will be disregarded for determining whether there is a quorum at any meeting.

7. The board of managing directors may decide, without an order or authorization from the general meeting, to cancel shares owned by the corporation

Article 5

1. The shares will be registered and will be numbered starting from one.

2. At a shareholder’s request, stock certificates may be issued to represent share ownership.

3. At a shareholder’s request, stock certificates may be issued representing several shares simultaneously. The holder of such stock certificates may request at any time that they be exchanged for stock certificates representing a different number of shares. Stock certificates will be signed by a managing director.

4. A stock certificate will note the value of the payment made, and any obligation to make an additional payment

Article 6

1. If a shareholder has proven to the satisfaction of the board of managing directors that a stock certificate belonging to him or her has been lost or destroyed, duplicate certificates may be issued at this shareholder’s request, subject to such conditions and such guarantees as the board of managing directors will decide. The issuance of new stock certificates, which will be marked as duplicates, will void the original ones.

2. Damaged stock certificates may be exchanged for new ones by the board of managing directors. Damaged stock certificates that have been handed in must be destroyed by the board of managing directors immediately.

3. All expenses associated with the issuance of duplicates or new documents will be charged to the person requesting them, and must be advanced by this person when so requested.

Article 7

1. Shares will be entered into a register maintained by the board of managing directors. An entry will state the shareholder’s name, the shareholder’s place of residence or chosen domicile, and the quantity, type, and numbers of the shares, the amount paid for them, any obligation to make additional payments, the day of acquisition, whether or not a stock certificate has been issued, the voting right, any established usufruct and/or right of pledge, and, where applicable, the ensuing transfer of the voting right.

2. Every transfer and transmission of a share will be entered into the register.

3. Shares will be delivered either through the service of a deed of delivery upon the corporation or through the written recognition of the transfer by the corporation.

4. If no stock certificate has been issued, the register entry required under paragraph 2 will be regarded as a written recognition of the transfer by the corporation. If a stock certificate has been issued, the recognition must be effected by means of a note on the stock certificate concerned.

5. Every register entry and every note on a stock certificate as referred to earlier will be signed by a managing director.

MANAGEMENT

Article 8

1. The corporation will be managed by a board composed of one or more managing directors.

2. Managing directors will be appointed by the general meeting of shareholders and may be suspended or dismissed by this meeting at any time.

3. Each of the managing directors is authorized to represent the corporation vis-a-vis third parties, also in the event of a conflict of interest between a managing director and the corporation.

4. Without prejudice to its own responsibility, the board of managing directors may appoint attorneys-in-fact.

5. Any managing director may give another managing director a mandate and power of attorney to represent him or her in his or her capacity as managing director.

6. In the event one or more of the managing directors is/are absent or unable to act in that capacity, the entire management will reside with the remaining managing director(s); in the event all managing directors are absent or unable to act in that capacity, the corporation will temporarily be managed by a person designated for this purpose by the general meeting of shareholders. In the latter case, the person designated by the general meeting will call a general meeting of shareholders as soon as possible in order to provide permanent management. As long as this has not occurred, any management actions of the designated person will remain limited to those that cannot be postponed, and the corporation will be represented vis-a-vis third parties by the aforementioned designated person.

7. The general meeting of shareholders may establish rules and regulations to regulate the duties and powers of managing directors in more detail.

8. The board of managing directors will meet whenever at least one managing director expresses the wish to meet, at such location as the board of managing directors may decide from time to time. The meeting of the managing directors itself will designate somebody to preside over it.

Resolutions of the board of managing directors will be adopted by a majority of votes.

9. The remuneration of the managing directors will be decided by the general meeting of shareholders.

GENERAL MEETING OF SHAREHOLDER

Article 9

1. General meetings of shareholders will be held in Curasao.

2. The annual general meeting of shareholders will be held within nine months after the end of the corporation’s fiscal year. At this meeting, among other business, the board of managing directors will report on the course of the corporation’s business and the management conducted in the past fiscal year, and the balance sheet and income statement will be approved.

Article 10

1. Equal authority to call a general meeting of shareholders lies with each of the managing directors and with any shareholder, provided that the shareholder has a reasonable interest.

2. Shareholders will be called to the general meeting by means of a written notice sent to the address stated in the shareholder register at least twelve days before the day on which the meeting will be held, not including the day of the convocation nor the day of the meeting.

The convocation notice will include the location and the agenda of the meeting.

In the event of a proposed amendment to the Articles of Incorporation, the full text of such amendment will be sent along with the convocation notice, or notice will be given that this full text is available for inspection at the offices of the corporation.

About items in relation to which the foregoing was disregarded, lawful resolutions can always be adopted if such resolutions are adopted unanimously at a meeting where all voting shares are represented.

3. General meetings will be presided over by a person designated by the meeting.

4. Shareholders may be represented at a meeting by a proxy appointed in writing.

5. All resolutions of the general meeting of shareholders will be adopted by a majority of votes, unless these Articles of Incorporation provide otherwise.

6. In relation to any item that is put to the vote, every share confers the right to cast one vote.

7. Valid votes may also be cast for shares of any persons who, in a capacity other than that of shareholder, would be granted any right in relation to the corporation, or would be released from any obligation to the corporation, as a result of the resolution to be adopted.

8. The proceedings of general meetings of shareholders will be recorded in minutes, which will be signed by the person who presided over the meeting and a shareholder, or shareholder’s proxy, who was present at the meeting

RESOLUTIONS ADOPTED BY SHAREHOLDERS WITHOUT A MEETING

Article 11

In accordance with Article 2:135 of the Civil Code of the Netherlands Antilles, any resolutions that can be adopted by the general meeting of shareholders can also be validly adopted by the shareholders without a meeting, provided that such resolutions have been recorded in writing and have been signed by all shareholders.

FISCAL YEAR

Article 12

The corporation’s fiscal year runs from the first of April through the thirty-first of March of the next year.

ANNUAL FINANCIAL STATEMENT

Article 13

1. Within eight months after the end of the fiscal year, the board of managing directors will offer to the shareholders the balance sheet and income statement for the past fiscal year, along with explanatory notes stating by what standard the corporation’s movable and immovable property have been valued. The balance sheet, income statement, and explanatory notes will be signed by all managing directors. If the signature of any of them is missing, the reason for this will be noted on these records.

2. The balance sheet, income statement, and explanatory notes will be available for inspection to the shareholders or their proxies at the offices of the corporation as of the day of the convocation to the general meeting at which those records are to be approved, until the end of that meeting.

3. The balance sheet and income statement will be approved by the annual general meeting of shareholders. Approval of the balance sheet and income statement will discharge the board of managing directors from liability for the management conducted in the past fiscal year, to the extent reflected in the submitted records, without prejudice to the provisions of Article 2:16 of the Civil Code of the Netherlands Antilles

PROFIT DISTRIBUTION

Article 14

1. Any profit reflected in the approved income statement will be entirely at the disposal of the general meeting of shareholders.

2. The general meeting of shareholders will decide what part of the profit, if any, is to be held in reserve.

3. The board of managing directors may at any time distribute interim dividends as an advance payment on projected dividends.

4. If the approved income statement for a particular year shows a loss that cannot be absorbed by any reserve or offset otherwise, no profit will be distributed in subsequent years as long as such loss has not been recovered.

AMENDMENT OF THE ARTICLES OF INCORPORATION, AND DISSOLUTION Article 15

1. Resolutions to amend the Articles of Incorporation or dissolve the corporation can only be adopted by a majority of at least three-fourths of the votes cast at a general meeting of shareholders specifically called for this purpose, where at least two-thirds of the voting shares are represented.

2. If the required voting shares are not represented at this meeting, a second meeting will be called, to be held within two months after the first one, at which second meeting—regardless of the number of voting shares—valid resolutions can be adopted on those items by a majority of at least three- fourths of the votes cast.

3. In the event of dissolution of the corporation, its liquidation will be carried out under such provisions as the general meeting of shareholders will decide.

Lic. Karel Thijs, LL.M., lawyer and sworn translator
karelthij s@gmail.com / www.kareltranslates.wordpress.com